UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 26, 2021

Republic Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14267	65-0716904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18500 North Allied Way
Phoenix, Arizona	85054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 627-2700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	RSG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	3

Item 9.01 Financial Statements and Exhibits.	4

SIGNATURES	5
EX-99.1
EX-104

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Transition

On March 26, 2021, Donald W. Slager, the Chief Executive Officer of Republic Services, Inc. (the “Company”), gave his one-year notice of his intent to retire from the Company pursuant to his employment agreement. The Board of Directors (the “Board”) of the Company accepted the notice of retirement from Mr. Slager and waived the one-year notice requirement. The Board elected Jon Vander Ark, the Company’s President, to succeed Mr. Slager as Chief Executive Officer, effective June 25, 2021. Mr. Vander Ark will remain President of the Company and will be appointed to the Board effective July 1, 2021.

Mr. Vander Ark, 45, has served as the Company’s President since May 1, 2019, and currently leads ongoing transformation and continued growth, and is responsible for overseeing the Company’s operations, sales, marketing and business development. Mr. Vander Ark served as the Company’s Executive Vice President, Chief Operating Officer from January 1, 2018 to May 2019. Prior to that, Mr. Vander Ark served as the Company’s Executive Vice President, Operations from March 2016 to January 2018. Mr. Vander Ark joined the Company in January 2013 as Executive Vice President, Chief Marketing Officer. Prior to joining the Company, he served as a partner at McKinsey & Company’s Detroit office, managing clients across a variety of industries, including transportation, logistics, manufacturing and consumer products.

Mr. Slager’s Transition Agreement

In conjunction with the transition, the Board has retained Mr. Slager in a consultancy role through December 31, 2021. On March 26, 2021, the Company and Mr. Slager entered into a Transition Agreement (the “Transition Agreement”) setting forth his and the Company’s rights and obligations upon his retirement as Chief Executive Officer of the Company on June 25, 2021 (the “Retirement Date”). Pursuant to the terms of the Transition Agreement, (1) Mr. Slager’s employment with the Company will end on the Retirement Date, he will resign as an officer and director of the Company and its subsidiaries and affiliates as of that date, and he will not stand for re-election as a director at the Company’s 2021 annual meeting of shareholders, (2) Mr. Slager’s Employment Agreement, dated October 29, 2013, as modified by the First Amendment to the Employment Agreement, dated December 23, 2014 (collectively, the “Employment Agreement”), will terminate on the Retirement Date, except for express provisions of the Employment Agreement that survive termination as set forth in the Transition Agreement, (3) Mr. Slager’s 2021 annual incentive award will fully vest upon his retirement, and will be paid without proration as the Management Development & Compensation Committee of the Board (the “Committee”) determines pursuant to the terms of the Company’s Executive Incentive Plan, (4) the Company acknowledges receipt of Mr. Slager’s notice of retirement and waives the twelve-month notice period, which means that all “Prospective Awards” will vest and be paid in accordance with the “Original Retirement Policy,” in each case as such terms are defined in the Employment Agreement, (5) in addition to Mr. Slager’s obligations under Section 24 of the Employment Agreement, Mr. Slager will provide transition assistance to his successor and the Board and provide consulting services on such other matters as may be requested from time to time through December 31, 2021, and (6) in consideration for the transition and consulting services, Mr. Slager will receive consulting fees equal to the base salary he would have received from the Company had he continued to be employed by the Company from his Retirement Date through December 31, 2021, payable in equal monthly installments, and the Company will pay Mr. Slager’s self-employment Medicare tax, net of deductions, for such period. The Company expects to incur a charge of approximately $20 million for the accelerated vesting of the awards described above in the second quarter of 2021.

Mr. Vander Ark’s Offer Letter

On March 26, 2021, Jon Vander Ark accepted the terms of an Offer Letter (the “Offer Letter”) provided by the Company setting forth the terms of Mr. Vander Ark’s compensation upon his election to Chief Executive Officer. The Offer Letter provides that Mr. Vander Ark will become the Chief Executive Officer and continue as President effective as of June 25, 2021.

Pursuant to the Offer Letter, the Committee approved an increase in Mr. Vander Ark’s annual base salary to $1,000,000, with an annual cash bonus opportunity of 135% of his base salary. The Committee also granted Mr. Vander Ark $400,000 in restricted stock units, as well as performance share units with a target of $850,000 for the 2021-2023 performance cycle. Mr. Vander Ark’s employment will continue to be subject to the Company’s Executive Separation Policy, except that in the case of a termination by the Company without cause, the Company will provide severance to Mr. Vander Ark in an amount equal to two years of his then-current base salary, plus two times his target annual bonus, paid in equal bi-weekly installments over a twenty-four month period (and not the salary and pro-rated annual bonus referenced in the Executive Separation Policy).

A copy of the press release dated March 30, 2021 announcing Mr. Slager’s retirement and Mr. Vander Ark’s appointment as Chief Executive Officer is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release of Republic Services, Inc. dated March 30, 2021

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC SERVICES, INC.

Date: March 30, 2021	By:	/s/ Catharine D. Ellingsen
Catharine D. Ellingsen
Executive Vice President, Chief Legal Officer, Chief Ethics & Compliance Officer and Corporate Secretary

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